UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On June 19, 2018, Anastasia Nyrkovskaya, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of XpresSpa Group, Inc. (the “Company”), resigned from her positions at the Company to pursue other career interests. Ms. Nyrkovskaya has agreed to remain with the Company in a reduced capacity through October 15, 2018, during which time she is expected to transition certain projects while the Company completes an ongoing search for a new Chief Financial Officer.

Ms. Nyrkovskaya has entered into a separation agreement with the Company, which will be subsequently filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

(c)

On June 19, 2018, the Company named Janine Canale, who currently serves as the Company’s Controller, to the additional post of Principal Accounting Officer.

Ms. Canale, 33, has served as our Controller since joining the Company in March 2017. Prior to joining the Company, Ms. Canale most recently was an auditor at global accounting firm BDO USA, LLP from 2011 - 2017 and began her career at national public accounting firm CohnReznick LLP from 2006 - 2011. Ms. Canale holds a B.B.A. in Accounting from Adelphi University and an M.B.A. with a concentration in Finance from Hofstra University. Ms. Canale is a Certified Public Accountant in the state of New York and is a member of the American Institute of Certified Public Accountants.

Ms. Canale has no family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Canale and any other person pursuant to which she was elected as an officer of the Company. The Company is not aware of any transactions in which Ms. Canale has an interest that would require disclosure under Item 404(a) of Regulation S-K.

As consideration for her services as Principal Accounting Officer, Ms. Canale will receive an annual base salary of $130,000. In connection with her appointment, Ms. Canale is also receiving a grant of 50,000 restricted stock units. The Company has entered into an indemnification agreement with Ms. Canale.  The indemnification agreement is substantially similar to the form of indemnification agreement that Company has entered into with its other officers.

Item 8.01	Other Events

On June 22, 2018, the Company issued a press release announcing the leadership change. A copy of this press release is attached as Exhibit 99.1 hereto and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits
99.1	Press release dated June 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: June 22, 2018	By:	/s/ Edward Jankowski
		Name:	Edward Jankowski
		Title:	Chief Executive Officer